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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-28028, 33-60767, 333-76078, and 333-90069) of Albany International Corp. of our report dated January 28, 2003 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 28, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP Albany, New York March 20, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS